SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2017

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Ridge Road # 335, Austin TX  78746

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

ITEM 7.01          REGULATION FD DISCLOSURE

On November 22, 2017, FieldPoint Petroleum Corporation (the “Company”) issued a press release announcing that the NYSE American (“NYSE”) will suspend trading of the Company’s Common Stock and Warrants (expiring March 23, 2018) (the “Securities”) ticker symbols FPP and FPP WS effective November 27, 2017.  The NYSE had previously announced on November 16, 2017 that it had commenced delisting procedures with respect to the Company.  Following suspension, the NYSE will apply to the Securities and Exchange Commission to delist the Company’s Securities. In anticipation of the suspension and delisting, the Company has applied for listing and quotation of its Securities on the OTC.QB quotation system of the OTC Markets Group, Inc.  A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

99.1	Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: November 27, 2017	By:/s/ Phillip Roberson Phillip Roberson, President and CFO